UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 19, 2024

CSI Compressco LP

(Exact Name of Registrant as Specified in Charter)

Delaware	1-35195	94-3450907
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Hughes Landing Boulevard, Suite 200

The Woodlands, TX 77380

(Address of Principal Executive Offices, and Zip Code)

(281) 367-1983

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	CCLP	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As previously disclosed, on December 19, 2023, CSI Compressco LP, a Delaware limited partnership (the “Partnership”), CSI Compressco GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), Kodiak Gas Services, Inc., a Delaware corporation (“Kodiak”), Kodiak Gas Services, LLC, a Delaware limited liability company and indirect, wholly owned subsidiary of Kodiak (“Kodiak Services”), Kick Stock Merger Sub, LLC, a Delaware limited liability company and indirect, wholly owned subsidiary of Kodiak (“Stock Merger Sub”), Kick GP Merger Sub, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of Kodiak Services (“GP Merger Sub”), and Kick LP Merger Sub, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of Kodiak Services (“Unit Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

Upon the terms and subject to the conditions of the Merger Agreement, Stock Merger Sub will merge with and into the Partnership (the “Initial LP Merger” and the effective time of such merger, the “Initial Effective Time”), with the Partnership surviving the Initial LP Merger (the “Initial LP Surviving Entity”). Following the Initial LP Merger, (a) GP Merger Sub will merge with and into the General Partner (the “GP Merger”), with the General Partner surviving the GP Merger as a direct, wholly-owned subsidiary of Kodiak Services and (b) Unit Merger Sub will merge with and into the Initial LP Surviving Entity (the “Subsequent LP Merger” and, together with the Initial LP Merger, the “LP Mergers” and, together with the GP Merger, the “Mergers”), with the Initial LP Surviving Entity surviving the Subsequent LP Merger as a wholly owned subsidiary of Kodiak Services.

As previously announced, the completion of the Mergers is subject, among other conditions, to the delivery of written consents representing the affirmative vote or consent of holders of at least a majority of the outstanding common units representing limited partner interests in the Partnership (the “CCLP common units”). The board of directors of the General Partner set February 20, 2024 as the record date (the “Record Date”) for determining holders of CCLP common units entitled to execute and deliver written consents to (i) approve the Merger Agreement and (ii) approve, on a non-binding, advisory basis, the compensation that will or may become payable to the Partnership’s named executive officers in connection with the transactions contemplated by the Merger Agreement (the “Transaction-Related Compensation Proposal”). As of the close of business on the Record Date, there were 142,102,322 CCLP common units outstanding and entitled to consent with respect to the Merger Agreement and the Transaction-Related Compensation Proposal.

The deadline for the consent solicitation expired at 5:00 p.m. (prevailing Central Time), on March 19, 2024. The results of the consent solicitation for the following proposals is set forth below, which includes the consents of Spartan Energy Partners LP, Merced Capital L.P., Orvieto Fund LP and the named executive officers of the General Partner, who collectively own approximately 54% of CCLP common units as of the Record Date:

1. To approve the Merger Agreement and the transactions contemplated thereby were as follows:

APPROVE	DISAPPROVE	ABSTAIN
94,608,332	33,613	14,610

2. To approve, on a nonbinding, advisory basis, the Transaction-Related Compensation Proposal:

APPROVE	DISAPPROVE	ABSTAIN
83,855,292	10,672,383	128,880

The Partnership expects the transactions contemplated by the Merger Agreement to close on or about April 1, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSI Compressco LP

By:	CSI Compressco GP LLC, its general partner

By:	/s/ John E. Jackson
John E. Jackson
Chief Executive Officer

Date: March 22, 2024

3